UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

ALLOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29815	54-1655029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 5.01 hereof, which are incorporated herein by reference, and pursuant to the Agreement and Plan of Merger dated April 4, 2012 (the “Merger Agreement”) among Allos Therapeutics, Inc., a Delaware corporation (the “Company”), Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Sapphire Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company no longer fulfills the numerical listing requirements of NASDAQ Stock Market (“NASDAQ”). Accordingly, on September 5, 2012, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, thereby effecting the delisting of the Company’s Shares (as defined in Item 5.01 below), from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sale of Equity Securities.

On September 4, 2012, pursuant to the Merger Agreement, Merger Sub exercised its right (the “Top-Up”) to purchase directly from the Company 23,877,928 newly-issued Shares (the “Top-Up Shares”) at $1.82 per share, such per-share price equal to the Cash Portion of the Offer Price (as defined below). Merger Sub remitted the purchase price to the Company in the form of cash equal to $23,877.93 plus a non-negotiable and non-transferable promissory note, issued by Merger Sub and guaranteed by Parent, to the Company, in the aggregate principal amount of $43,433,951.03, bearing interest at 6% per annum, compounded monthly, with principal and interest due one year after the date of execution and delivery of such promissory note, prepayable in whole or in part without premium or penalty.

The Top-Up Shares, when combined with the number of Shares owned by Merger Sub immediately prior to the exercise of the Top-Up, represented more than 90% of the outstanding Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On April 13, 2012, pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (individually, a “Share,” and together, the “Shares”), for consideration per share consisting of (i) $1.82 in cash, net of applicable withholding taxes and without interest (the “Cash Portion”), and (ii) one contingent value right, which, as described in Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub, has been determined to be without value (together, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 13, 2012 as amended and supplemented (the “Offer to Purchase”) and in the related Letter of Transmittal.

The Offer expired at 5:00 p.m., New York City time, on September 4, 2012 (the “Expiration”). Based on information provided by the depository for the Offer, a total of 96,259,850 Shares were validly tendered and not withdrawn at the Expiration (including 2,368,421 shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase). At the Expiration, Merger Sub accepted for payment all such validly tendered and not withdrawn Shares, in accordance with the terms of the Offer. Upon deposit with the depositary of payment for the Shares, a change in control of the Company occurred.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

On September 5, 2012 (the “Effective Date”), pursuant to the Merger Agreement, Merger Sub effected a short-form merger, pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. On the Effective Date, all remaining outstanding Shares not tendered in the Offer (other than Shares then owned by the Company, Merger Sub, Allos or any of their respective wholly owned subsidiaries, and Shares held by stockholders who are entitled to and properly exercise their appraisal rights under the Delaware General Corporation Law) were, by virtue of the Merger and without any action on the part of the holders of Shares, canceled and converted into the right to receive a cash payment equal to the Cash Portion of the Offer Price, without interest thereon and less applicable withholding taxes.

The total amount of consideration payable in connection with the Offer and the Merger was approximately $194.7 million. The funds used to complete the Offer and the Merger came from cash on hand and the proceeds of a senior secured credit facility provided by Bank of America, N.A. and other syndicated lenders.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 5, 2012, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012 and in connection with the transactions contemplated by the Merger Agreement, Cecilia Gonzalo, Jonathan Leff, David Stout and Paul Berns resigned as directors of the Company, and Rajesh Shrotriya, M.D., Luigi Lenaz, M.D., James Shields and Abraham Oler, became directors of the Company. On September 5, 2012, upon the completion of the Merger, Stephen Hoffman, Jeffrey Latts, M.D. and Joseph Turner resigned as directors of the Company. Each director resigned pursuant to the Merger Agreement and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies, or practices.

On September 5, 2012, each of Paul Berns, Bruce Bennett, David Clark, Bruce Goldsmith, Marc Graboyes, and Charles Morris resigned from every officer position each held at the Company, including the Company positions of President and Chief Executive Officer; Vice President, Pharmaceutical Operations; Vice President, Finance, Treasurer and Assistant Secretary; Senior Vice President, Corporate Development; Senior Vice President, General Counsel and Secretary; and Executive Vice President, Chief Medical Officer, respectively, and each of their employment with the Company was terminated by the Company’s board of directors. Immediately following such resignations, Abraham Oler was appointed as President and Secretary of the Company and Bimal Shah was appointed as Chief Financial Officer and Treasurer of the Company.

Information about Dr. Shrotriya, Dr. Lenaz, Mr. Shields and Mr. Oler has been previously disclosed in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on April 16, 2012 and is incorporated herein by reference. Information about Mr. Shah has been previously disclosed in Schedule I of the Offer to Purchase and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on the Effective Date, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, on the Effective Date, the Company’s bylaws were amended and restated in their entirety (the “Amended and Restated By-Laws”). A copy of the Amended and Restated By-Laws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Allos Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Allos Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of September 5, 2012.

ALLOS THERAPEUTICS, INC.

By:	/s/ Abraham Oler
Name:	Abraham Oler
Title:	President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Allos Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Allos Therapeutics, Inc.